UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of Earliest Event Reported):	November 5, 2007

ISCO INTERNATIONAL, INC. (Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	001-22302 (Commission File Number)	36-3688459 (I.R.S. Employer Identification Number)

1001 Cambridge Drive, Elk Grove Village, ILLINOIS (Address of Principal Executive Offices)	60007 (Zip Code)

847-391-9400 (Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Explanatory Note

This Report on Form 8-K/A amends and supplements the Report on Form 8-K filed by ISCO International, Inc. (the “Company”) on October 15, 2007 (the “Report on Form 8-K”) in connection with the appointment of Ralph Pini as the Company’s interim Chief Executive Officer ("CEO"). The Report on Form 8-K is being amended and supplemented solely to provide compensation arrangements for Mr. Pini's service as the interim CEO and to announce the appointment of Dr. George Calhoun as interim Chairman of the Company's Board of Directors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02 is hereby amended and supplemented as follows:

Appointment of Ralph Pini as Interim CEO.  Due to the departure of Mr. John Thode, Mr. Ralph Pini, director since 2004 and previously Chairman of the Board, became Interim CEO of the Company while the Company searches for a permanent CEO.  He will be paid $3,000 per week in cash and the Compensation Committee has indicated its intent to grant him the equivalent of $500 per week in restricted stock upon the conclusion of his service as Interim CEO.

Appointment of Dr. George Calhoun as Interim Chairman of the Board.  Because Mr. Pini has stepped into the Interim CEO role, the Board of Directors has appointed Dr. George Calhoun, director since 1999 and Chairman of the Audit Committee, Interim Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISCO INTERNATIONAL, INC.
Date: November 8, 2007	By: /s/ Frank Cesario Frank Cesario Chief Financial Officer